Exhibit 99.1
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                         COUNTRYWIDE HOME LOANS, INC.


                              OFFICERS' CERTIFICATE
                     ANNUAL STATEMENT OF THE MASTER SERVICER


            CWABS REVOLVING HOME EQUITY LOAN TRUST, SERIES 2004-S
         REVOLVING HOME EQUITY LOAN ASSET BACKED NOTES, SERIES 2004-S


      The undersigned do hereby certify that they are each an officer of Countrywide Home Loans, Inc. (the "Master Servicer"), and do hereby further certify pursuant to Section 3.09 of the Sale and Servicing Agreement for the above-captioned Series (the "Agreement") that:

      (i) A review of the activities of the Master Servicer during the preceding calendar year and of the performance of the Master Servicer under the Agreement has been made under our supervision; and

      (ii) To the best of our knowledge, based on such review, the Master Servicer has fulfilled all its obligations under the Agreement throughout such year.




/s/ Joseph M. Candelario                              Dated: March 30, 2005
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JOSEPH M. CANDELARIO
FIRST VICE PRESIDENT



/s/ Mark Wong                                         Dated: March 30, 2005
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MARK WONG
SENIOR VICE PRESIDENT